Exhibit 10.66

TERM SHEET FOR CONVERTIBLE NOTES AND WARRANTS

Dated August 1, 2024

Issue Size:	Total financing of up to $700,000 (the “Offering”). NYIAX (the “Company”) has the right to increase the Offering up to $1,000,000. (the “Maximum Amount”) The Offering will terminate on the earlier of (1) funding of the Maximum Amount or (2) August 31, 2024, where the Company in its sole discretion may extended the Offering for an additional 30 business days without notice to investors (the “Offering Expiration Date”) There is no minimum offering amount and all funds will be deposited directly into the Company’s bank account. All currency is US dollars.

Proceeds:	The proceeds will be used to expand the business development and sales activities of the Company, as well as general corporate purposes.

Securities:	Convertible Notes (the “Notes”) with a 10% interest Payment-in-Kind (“PIK’) in Company common stock at two ($2) dollars which shall be payable at the maturity date of the Notes or upon conversion. The maturity date of the Notes is two years from the final closing of the Offering (the “Maturity Date”). Additionally, the Company shall issue with the Note warrant coverage at a rate of one hundred (100%) percent of the dollar value of the Note at two ($2) dollar per share as the strike price of the warrants. For example, if the Note were for $100,000, then the Holder would receive 50,000 warrants at a strike price of two ($2) dollars per warrant.

Interest Rate	10% interest payable in PIK (Company common stock at a two ($2) per share at the Maturity Date or upon conversion as described below;

Warrants	Five (5) year, one hundred (100%) percent Company warrant coverage based upon the dollar value of the Note at two ($2) dollars per share as the strike price of the warrants.

pg. 1

Automatic Conversion:	Upon completion of a subsequent financing where the Company raises cumulative gross proceeds of at least $1,500,000 (the “Financing Event”), the outstanding principal balance of the Notes and all accrued interest shall automatically convert into such securities (“Securities”) under the same terms and conditions as those Securities purchased in the Financing Event. The “Conversion Price” of Securities will be at a price per share equal to the following: The lower of (i) 85% of the price per share paid by the purchasers of Securities in such Financing Event or (ii) $2.00, but in no event less than $1.50. If a Financing Event shall not occur two years from the final closing of this Offering, the outstanding principal balance of the Notes and any accrued interest shall automatically convert into the Company’s common stock at $2.00.

Risk Factors:	There are significant Risk Factors related to this Offering. See the Risk Factors, contained in the Security Purchase Agreement.

Definitive Agreements:	The Offering shall be completed pursuant to: (i) Subscription Agreement containing customary conditions, representations, warranties, and covenants of the Company; (ii) a Form of the Note; (iii) Wiring Instruction; (iv) a Form of Warrant; (v) Risk Factors and (vi) Business Summary.

	Exhibit A:	Subscription Agreement
	Exhibit B:	Form of Note
	Exhibit C:	Wiring Instructions
	Exhibit D:	Form of Warrant
	Exhibit E:	Risk Factors
	Exhibit F:	Business Summary

pg. 2

Exhibit A

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (“Subscription Agreement”) made as of this                     day of            , 2024, by and between Nyiax, Inc., a Delaware Corporation (the “Company”), and [                                                                                       ] having an address of [                 ] (the “Subscriber”). Company and Subscriber may be collectively referred to for purposes of this Subscription Agreement as the “Parties.”

RECITALS

WHEREAS, the Company intends to offer (the “Offering”) for sale up to $700,000 of its Units which may be increased to $1,000,000 by the Company (the “Maximum Amount”), with each Unit consisting of (i) a 10% unsecured convertible promissory note (each, a “Note”); and (ii) such number of common stock purchase warrants (the “Warrants”) as shall be equal to fifty thousand (50,000) Warrants for each $100,000 principal amount of Notes subscribed for in this Offering (the Notes collectively with the Warrants are referred to herein as the “Units”). The Notes and the Warrants are substantially in the form attached hereto as Exhibit A and Exhibit B, respectively and are being offered in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”), the terms and conditions hereinafter set forth.

WHEREAS, the Subscriber desires to acquire certain Units.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

AGREEMENT

1.	Subscription Procedure; Notes and Warrants

1.1 Subscription for Units. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the principal amount of Units, with the Notes and the Warrants substantially in the form attached hereto as Exhibit A and Exhibit B, respectively, as is set forth upon the signature page hereof. The Notes in the Units shall bear interest at a rate of ten percent (10.0%) per annum, on a non-compounding basis, and are due and payable on the earlier of (i) the date upon which the Units are converted into equity securities as set forth herein, or (ii) or twenty-four months from the closing of this Offering (the “Maturity Date”). All interest due shall be paid in shares of the Company’s common stock, which shall be valued at $2.00 per share for purposes of the interest computation. The Warrants shall be exercisable into shares of common stock for a period of five (5) years from the closing of the Offering at a price of at $2.00 per share and. The Units will be offered and sold by the Company solely to “accredited investors” (as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended).

1.2 Subscription Period. The subscription period will begin as of the date of the first sale of the Offering and will terminate on the date which is earliest to occur of (i) August 31, 2024, unless extended at the option of the Company without notice to Investors in its sole discretion for a period of up to thirty business (30) days; or (ii) the closing date of the Financing Event (as hereinafter defined) (the “Termination Date”). The Units will be offered on a “best efforts $1,000,000 maximum” basis. The minimum investment per subscription of the Offering is $25,000, subject to the Company’s right to accept a lesser amount.

1.3 Automatic Conversion. In the event the Company undergoes a Financing Event (as hereinafter defined) on or before the Maturity Date, then the outstanding principal balance of the Note and all accrued interest shall be automatically converted into such securities (“Securities”) under the same terms and conditions as those Securities in the Financing Event. The “Conversion Price” of the Securities will be at a price equal to the following: The lower of (i) 85% of the price per share paid by the purchasers of Securities in the Financing Event or (ii) $2.00, but in no event less than $1.50. A “Financing Event” shall be completion of subsequent financings where the Company raises cumulative gross proceeds of at least $1,500,000. In no event shall the Company issue fractional shares; all fractional shares shall be rounded up to the next whole share. In the event the Financing Event is not completed within twenty-four (24) months from the final closing of this Offering, this Note shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date.

1.4 Registration Rights. If, at any time within eighteen (18) months of the closing of this Offering, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company of its Common Stock (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), then the Company shall give written notice (each, a “Company Piggy-Back Notice”) of such proposed filing to each holder at least ten (10) days before the anticipated filing date of such registration statement, and such Company Piggy-Back Notice also shall be required to offer to such rightsholders the opportunity to register such aggregate number of shares of common stock issuable upon conversion of the Notes (the “Note Shares”) and exercise of the Warrants (the “Warrant Shares”) as the Holder may request. The Holder shall have the right, exercisable for the five (5) days immediately following the giving of a Company Piggy-Back Notice, to request, by written notice (the “Holder Notice”) to the Company, the inclusion of all or any portion of the Note Shares and Warrant Shares of the Holder in such registration statement.

Notwithstanding anything contained herein to the contrary, the Company shall have the absolute right, whether before or after the giving of a Company Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Holder shall have the right to include its Note Shares and Warrant Shares therein, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Company Piggy-Back Notice, the Company shall give notice of such determination to the Holder and other persons which carry registration rights granted herein and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation hereunder to register any of the Note Shares or Warrant Shares in connection with such registration and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of the Note Shares and Warrant Shares for the same period as the delay in the registration of such other securities.

1.5 Rejection of Orders. The Subscriber understands and agrees that the Company reserves the right to reject any subscription, in whole or in part. The Company may, in its sole discretion, terminate or withdraw the Offering in its entirety at any time prior to a closing in relation thereto. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

2.	Representations and Covenants of Subscriber

The Subscriber represents and warrants to the Company that:

2.1 The Subscriber recognizes that the purchase of the Units involves a high degree of risk in that (i) the Company may need additional capital to operate its business but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Units; (iii) an investor may not be able to liquidate his, her or its investment in the Units; (iv) transferability of the Units is extremely limited; (v) an investor could sustain the loss of his, her or its entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and the industries, markets and geographic regions in which the Company competes, as well as risks associated with the Offering, all as more fully set forth herein and in the Risk Factors annexed hereto as Exhibit C, the terms of which have been reviewed and accepted by the Subscriber.

2

2.2 The Subscriber represents that he, she or it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by his, her or its Investor Questionnaire, and that he, she or it is able to bear the economic risk of an investment in the Units. The Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of his, her, or its investment in the Units for an indefinite period of time. The Subscriber must complete the applicable Investor Questionnaire, a form of which is attached hereto as Appendix I, to enable the Company to assess the Subscriber’s eligibility for the Offering.

2.3 The Subscriber represents that all information which the Subscriber has provided to the Company concerning the Subscriber or the Subscriber’s investor status, financial position, knowledge and experience in financial and business matters, or, in the case of a corporation, trust, partnership, limited liability company, or other entity, the knowledge and experience in financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the date of this Agreement, and if there should be any adverse change in such information prior to this subscription being accepted, the Subscriber will immediately provide the Company with such information.

2.4 The Subscriber acknowledges that he, she or it has such knowledge and prior investment experience, including without limitation, investment in private, non-listed and non-registered securities and development-stage companies with limited operating histories, or he, she or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him, her or it and to all other prospective investors in the Offering and to evaluate the merits and risks of such an investment on his, her or its behalf, and that he, she or it recognizes the highly speculative nature of this investment.

2.5 The Subscriber acknowledges receipt and careful review of the risk factors annexed hereto as Exhibit C, and the attachments (Exhibits A and B) hereto (collectively, the “Offering Documents”) and hereby represents that he, she or it has been furnished or given access by the Company during the course of the Offering with or to all information regarding the Company and its financial conditions and results of operations which he, she or it had requested or desired to know; that all documents which could be reasonably provided have been made available for his, her or its inspection and review; that he, she or it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he, she or it had requested. The Subscriber further represents and acknowledges that the Subscriber has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of the Company, including, without limitation, the Units.

2.6 The Subscriber acknowledges that the Offering of the Units may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he, she or it must retain his, her or its own professional advisors to evaluate the tax and other consequences of an investment in the Units.

2.7 The Subscriber acknowledges that the Offering of the Units has not been reviewed or approved by the United States Securities and Exchange Commission (“SEC”) because the Offering is intended to be a nonpublic offering pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Subscriber represents that the Units are being purchased for his, her or its own account, for investment and not for distribution or resale to others. The Subscriber agrees that he, she or it will not sell or otherwise transfer any of the Units or common stock issuable upon conversion of the Notes or exercise of the Warrants unless they are registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

3

2.8 The Subscriber understands that the Units have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his, her or its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available. The Subscriber understands that there is no assurance that the Company will effect a Financing Event or any public listing of its securities.

2.9 The Subscriber understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a one (1) year holding period prior to the resale of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Subscriber consents that the Company may, if it desires, permit the transfer of the Units out of his, her or its name only when his, her or its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act, any applicable state “blue sky” laws or any applicable securities laws of any other country, province or jurisdiction (collectively, “Securities Laws”). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him/her/it contained herein or in the Investor Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

2.10 The Subscriber acknowledges and consents to the placement of one or more legends on any certificate or other document evidencing his, her or its Notes, Warrants, Units or shares of common stock issuable upon conversion of the Notes or exercise of the Warrants, stating that they have not been registered under the Securities Act, substantially in the form as set forth below and setting forth or referring to the restrictions on the transferability and sale thereof:

THESE SECURITIES REPRESENTED HEREBY OR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

2.11 The Subscriber understands that the Company will review this Subscription Agreement and the Investor Questionnaire and agrees that the Company reserves the unrestricted right to reject or limit any subscription and to close the Offering pursuant to the terms of the Offering Documents.

2.12 The Subscriber hereby represents that the address of the Subscriber furnished by him, her or it at the signature page of this Subscription Agreement and in the Investor Questionnaire is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if the Subscriber is a corporation or other entity.

4

2.13 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, the Subscriber must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of the FINRA, receipt of which must be acknowledged by such firm on the signature page hereof. The Subscriber shall also notify the Company if the Subscriber or any affiliate of Subscriber is a registered broker-dealer with the SEC, in which case the Subscriber represents that the Subscriber is purchasing the Units in the ordinary course of business and, at the time of purchase of the Units, has no agreements or understandings, directly or indirectly, with any person to distribute the Units or any portion thereof.

2.14 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by either the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

2.15 The Subscriber agrees that he, she or it will purchase the Units in the Offering only if his, her or its intent at such time is to make such purchase for investment purposes and not with a view toward resale.

2.16 If the Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Units; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber.

2.17 If the Subscriber is not a United States person, such Subscriber hereby represents that he, she or it has satisfied himself/herself/itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within his/her/its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. Such Subscriber’s subscription and payment for, and his, her or its continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.18 The Subscriber acknowledges that (i) the Offering Documents contain material, non-public information concerning the Company, and (ii) the Subscriber is obtaining such material, non-public information solely for the purpose of considering whether to purchase the Units pursuant to a private placement that is exempt from registration under the Act. The Subscriber agrees to keep such information confidential and not to disclose it to any other person or entity except the Subscriber’s legal counsel, advisors and other representatives who have agreed (i) to keep such information confidential, (ii) to use such information only for the purpose set forth above, and (iii) to comply with applicable securities laws with respect to such information.

2.19 The Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Subscriber, or the Subscriber’s breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the Company or its respective officers, directors, employees or affiliates or each other person, if any, who controls any of the foregoing in connection with this transaction.

2.20 The Subscriber understands and acknowledges that (i) the Units are being offered and sold to the Subscriber without registration under the Securities Act in a private placement that is exempt pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations made by the Subscriber, and such Subscriber hereby consents to such reliance.

5

2.21 The Subscriber understands and acknowledges that he, she or it will at all times be in compliance with any and all state and federal securities and other laws, statutes and regulations regarding his, her or its ownership and/or any sale, transfer or hypothecation of the Units including but not limited to those rules and regulations promulgated by the SEC, FINRA and any exchange on which the Company’s securities are listed, if applicable, and those of federal and state governments and other agencies such as improper short selling of the Company’s securities and failure to properly file all documents required by the SEC or otherwise, to the extent such rules and regulations are applicable to the Company’s common stock and/or the Units.

2.22 The Subscriber understands and agrees that an investment in the Units involves special risks, and the undersigned understands those risks (including without limitation the risks set forth in the Offering Documents), and the Subscriber is expressly assuming such risks. The Subscriber acknowledges and is aware that the Units are speculative investments which involve a high degree of risk of loss by the Subscriber of his, her or its entire investment in the Company. The Subscriber agrees and acknowledges that it is the Subscriber’s sole responsibility to conduct a “due diligence” investigation of the Company and the financial prospects of the Company. The Subscriber has not relied on the Company for due diligence or suitability or investment recommendations.

2.23 The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.

(a) The Subscriber represents that the amounts invested by him, her or it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(b) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Subscriber understands that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

6

(c) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

3.	Representations and Covenants by the Company

The Company represents and warrants to the Subscriber that:

3.1 Organization and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the Offering Documents being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

3.2 Authorization. The Offering Documents have been duly and validly authorized by the Company. This Subscription Agreement, assuming due execution and delivery by the Subscriber, when the Subscription Agreement is executed and delivered by the Company, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

3.3 Non-Contravention. The execution and delivery of the Offering Documents by the Company and the issuance of the Units as contemplated by the Offering Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or its subsidiaries, (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its respective properties or assets that would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Documents, or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or its subsidiaries to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its subsidiaries to make use thereof.

3.4 Absence of Certain Proceedings. The Company is not aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting the Company or any of its subsidiaries, in any such case wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Offering Documents.

4.	Miscellaneous

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at Nyiax, Inc., 900 Easton Avenue, STE 26-1088, Somerset, NJ 08873-1760, Attention: Teri Gallo, CEO, and to the Subscriber at his, her or its address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

7

4.2 This Subscription Agreement may be amended through a written instrument signed by both the Subscriber and the Company; provided, however, that the terms of this Subscription Agreement may be amended without the consent or approval of the Subscriber so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for the Units in the Offering and at least holders of a majority of the Units sold in the Offering have given their approval of such amendment, which approval shall be binding on all holders of the Units.

4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4 This Subscription Agreement shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties hereunder agree that any dispute arising out of or relating to an investment pursuant to this Subscription Agreement or concerning this Subscription Agreement, including but not limited to disputes as to arbitrability and all disputes with the Company, or any employee, agent, representative, officer, director or attorney of the Company, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, at JAMS, in New York County, New York in accordance with the rules and regulations of the American Arbitration Association. Venue of all arbitration shall be JAMS Dispute Resolution Center, New York County, New York. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. The Parties agree to limit their respective testimony at any arbitration hearing to three hours per side. SUBSCRIBER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. SUBSCRIBER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS INVESTMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTES WITH THE COMPANY AND ALL OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

4.5 This Subscription Agreement may be executed in counterparts. It shall not be binding upon the Company unless and until it is accepted by the Company. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers. This Subscription Agreement may be executed and delivered by facsimile or by email with scanned copy.

4.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

4.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

4.9 The Company agrees not to disclose the names, addresses or any other information about the Subscriber, except as required by law.

8

4.10 The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Units in the Offering (the “Other Subscribers”), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers of the Offering. Nothing contained herein or in any other agreement or document delivered at the closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers of the Offering as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers of the Offering are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. The Subscriber shall be entitled to protect and enforce the Subscriber’s rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other subscriber(s) of the Offering to be joined as an additional party in any proceeding for such purpose. The Subscriber is not acting as part of a “group” (as that term is used in Section 13(d) of the Exchange Act) in negotiating and entering into this Subscription Agreement or purchasing, disposing of or voting any of the Units. The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.

4.11 The language used in this Subscription Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[INVESTOR QUESTIONNAIRE AND SIGNATURE PAGE FOLLOWS]

9

Appendix I

Investor Questionnaire

Unless instructed otherwise, the Investor should answer each question on the Questionnaire. If the answer to a particular question is “None” or “Not Applicable,” please so state. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate schedule to your executed Questionnaire that indicates which question is being answered thereon. Persons having questions concerning any of the information requested in this Questionnaire should consult with their purchaser representative or representatives, lawyer, accountant or broker.

PART I — FOR INDIVIDUALS

1. Personal Data

Name:

Residence Address:

Business Address:

State of residence, if different:

Telephone: Residence                                                 Business

Age:                                             Citizenship: _________________

Send all correspondence to: Residence__________________ Business

2. Investor Status

To be qualified to invest in the Units, the Investor must either (i) be an Accredited Investor, or (ii) have, either alone or with your purchaser representative or representatives, such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of such investment.

Please check the appropriate representation that applies to you.

Accredited Investors:

_________I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because I certify that (check all appropriate descriptions that apply):

a.	______________ I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. (“Net worth” means the excess of total assets at fair market value (including personal and real property but excluding the estimated fair market value of your primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Units are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Units for the purpose of investing in the Units. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)

b.	______________ I have had an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current calendar year. (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the U.S. Internal Revenue Code of 1986, as amended.)

Appendix I-1

c.	______________ I hold in good standing one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

d.	______________ I am a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company. (For purposes of this item 2, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

PART II—PURCHASERS WHO ARE NOT INDIVIDUALS

1. General Information

Name of Entity:

Address of Principal Office:

Type of Organization:

Date and State of Organization:

2. Accredited Investor Status

To be qualified to invest in the Units, the Investor must either (i) be an Accredited Investor, or (ii) have, and if applicable, its officers, employees, directors or equity owners have, either alone or with its purchaser representative or representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment.

Please check the appropriate description which applies to you.

a.	_____________ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

b.	_____________ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

c.	_____________ An investment adviser registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

d.	_____________ An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

e.	_____________ An insurance company, as defined in Section 2(a)(13) of the Securities Act.

f.	_____________ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

Appendix I-2

g.	_____________ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958.

h.	_____________ A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Act.

i.	_____________ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.

j.	_____________ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self- directed plan in which investment decisions are made solely by persons that are accredited investors.

k.	_____________ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

l.	_____________ A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.

m.	_____________ A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

n.	_____________ An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed under the section of “For Individual Investors Only” of this Certification.

o.	_____________ An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Shares and owns investments in excess of US$5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

p.	_____________ A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

q.	_____________ A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding clause.

Subscription Procedures

To subscribe for the Units, a prospective investor will be required to deliver funds to us, by check made payable to “Nyiax, Inc.” or by wire transfer to the Company. In addition, the prospective investor must complete, execute and deliver to us this Subscription Agreement and Investor Questionnaire, including information necessary for us to determine whether the prospective investor is qualified under federal and state securities laws and regulations to be an investor.

Wire Transfer Instructions

Business Name: NYIAX

Bank Name: Capital One

Account #: 374 663 3890

Routing #: 065 000 090 (for ACH and Wires)

[SIGNATURE PAGE FOLLOWS]

Appendix I-3

This page constitutes the signature page for the Subscription Agreement, the Investor Questionnaire and execution of this signature page constitutes execution of each.

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement and Investor Questionnaire this                  day of                                 , 2024.

$ _______________________
Total Purchase Price

For Individuals:

Name of Prospective Investor (print or type)

(Signature)

Name of Joint Prospective Investor (print or type) (if applicable)

(Joint Signature, if applicable)

For Entities:

Name of Prospective Investor (print or type)

By:
(Signature)
Name:
Title:

(Name and Initials of IRA custodian, if applicable)

$

Total Purchase Price Accepted

Accepted and Agreed, as of                                         , 2024:

NYIAX, INC.

By:
Name:	Teri Gallo
Title:	CEO

Appendix I-4

Exhibit B

Form of Unsecured Convertible Promissory Note

(see attached)

Exhibit C

Form of Common Stock Purchase Warrant

(see attached)

Exhibit D

Wire Instructions

Business Name: NYIAX

Bank Name: Capital One

Account #: 374 663 3890

Routing #: 065 000 090 (for ACH and Wires)

Exhibit E

Risk Factors

(see attached)

Exhibit F

See attached (Business Summary)

Exhibit B

NEITHER THIS CONVERTIBLE NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE AS INTEREST OR UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY PROVIDING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

NYIAX, INC.

CONVERTIBLE NOTE

$ _________________	_____________, 2024

FOR VALUE RECEIVED, NYIAX, Inc. , a Delaware corporation with principal place of business at 900 Easton Avenue, STE 26-1088, Somerset, NJ 08873-1760, (hereinafter called “Borrower” or the “Company”), hereby promises to pay to                                    (“Holder”), the sum of ______________ U.S. Dollars (US$__________ ), with interest accruing at the annual rate of ten (10.0%) percent. Interest hereunder shall be payable quarterly in kind, with payment in shares of the Company common stock valued at two ($2.00) dollars per share (“PIK Shares”). The Company and Holder collectively shall be designated for purposes of this Note as the Parties. The Note is one of a Series of Notes issued by the Company in an Offering up to 700k (the “Offering”) where the Borrower has the sole discretion to increase the offering by $300k to a maximum amount of up to $1,000,000 (the “Maximum Amount”).

The principal and accrued interest pursuant to this Note shall automatically convert to shares of the Company’s common stock (the “Conversion Shares” and the PIK Shares, respectively) pursuant to the terms of the Automatic Conversion mechanism set forth in Section 1.3 below. All the Conversion Shares and PIK Shares issuable hereunder will upon issuance be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Borrower shall at all times have authorized and reserved for issuance a sufficient number of shares of its common stock to provide for the payment of interest and the conversion of this Note.

The following terms shall apply to this Note:

ARTICLE I

PAYMENT RELATED PROVISIONS

1.1 Interest Payments. Borrower shall pay interest on the outstanding principal amount of this Note in PIK Shares each quarter commencing three (3) months from the date of the Note until the Maturity Date. The principal amount of this Note plus any accrued and unpaid interest shall be collectively referred to herein as the “Debt.”

1.2 Repayment. This Note, including accrued interest, shall be repaid to the Holder on or before the Maturity Date as provided herein unless the Automatic Conversion provisions contained herein are satisfied in section 1.3.

1.3 Automatic Conversion. In the event the Company undergoes a Financing Event (as hereinafter defined) on or before the Maturity Date, then the outstanding principal balance of the Note and all accrued interest shall be automatically converted into such securities (“Securities”) under the same terms and conditions as those Securities in the Financing Event. The “Conversion Price” of the Securities will be at a price equal to the following: The lower of (i) 85% of the price per share paid by the purchasers of Securities in the Financing Event or (ii) $2.00, but in no event less than $1.50. A “Financing Event” shall be completion of subsequent financings where the Company raises cumulative gross proceeds of at least $1,500,000. In no event shall the Company issue fractional shares; all fractional shares shall be rounded up to the next whole share. In the event the Financing Event is not completed within twenty-four (24) months from the final closing of this Offering, this Note shall automatically be converted into common stock of the Company at $2.00 per share on the Maturity Date.

Exhibit B-1

Exhibit B

1.4 Reserved.

1.5 Maturity Date: Unless earlier converted as set forth above, the outstanding principal and all accrued interest under the Notes will become due and payable on the earliest to occur of: (i) that date which is twenty-four (24) months from the final closing of the Offering the Notes; or (ii) an Event of Default occurs.

ARTICLE II
EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Breach of Covenant. The Borrower breaches any covenant or other term, or condition of this Note and such breach continues in excess of a period of thirty (30) business days after written notice to the Borrower from a Holder.

2.2 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

2.3 Receiver or Trustee. The Borrower shall make an assignment for the benefit of Holders or apply for, or consent to, the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of Borrowers shall be instituted by or against the Borrower.

Exhibit B-2

Exhibit B

ARTICLE III
REPRESENTATIONS BY HOLDER

Holder represents and warrants to Borrower as follows:

3.1 Holder has received and examined all public information, of or concerning Borrower which Holder considers necessary to making an informed decision regarding this Note. In addition, Holder has had the opportunity to ask questions of, and receive answers from, the officers and agents of Borrower concerning Borrower and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Holder deemed necessary to verify the accuracy of the information referred to herein.

3.2 Holder acknowledges and understands that (i) the proceeds of this Note will not be sufficient to provide Borrower with the necessary funds to achieve its current business plan; (ii) the Borrower does not have sufficient cash available to repay this Note; (iii) this Note will not be guaranteed, (iv) Holder bears the economic risk of never being repaid on this Note; and (v) the Borrower may use the proceeds of this Note to satisfy past payables and working capital obligations. Holder has such knowledge and experience in financial and business matters that the Holder can evaluate the merits and risks of the Holder’s investment in this Note.

3.3 Holder hereby certifies that Holder is an “Accredited Investor” (as that term is defined by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) because at least one of the following statements is applicable to Holder:

(a) Holder is an Accredited Investor because the Holder had individual income of more than $200,000 in each of the two prior calendar years and reasonably expects to have individual income in excess of $200,000 during the current calendar year.

(b)  Holder is an Accredited Investor because the Holder and his or her spouse together had income of more than $300,000 in each of the two prior calendar years and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

(c)  Holder is an Accredited Investor because the Holder has an individual net worth, or the Holder and his or her spouse have a joint net worth of more than $1,000,000. For purposes of this Section 3.3(c), “net worth” means the excess of the Investor’s total assets at fair market value, not including the value of the Investor’s primary residence, over Investor’s total liabilities, not including the amount of indebtedness on the Investor’s primary residence that does not exceed the value of the Investor’s primary residence.

(d)  Holder which is an entity is an Accredited Investor because the Holder has total assets in excess of $5,000,000.

3.4 Holder is acquiring this Note for his/her/its own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

3.5 Holder acknowledges that this Note and the securities issued upon conversion thereof (a) have not been registered under applicable securities laws, (b) will be a “restricted security: as defined in applicable securities laws, (c) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Holder’s representations contained herein, and (d) will not be transferable without registration under applicable securities laws, unless an exemption from such registration requirements is available.

3.6 Holder has had this Note and any other documents executed in connection herewith reviewed by their own counsel.

Exhibit B-3

Exhibit B

ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or if sent by United States mail, three (3) business days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied, or by electronic mail or services such as DocuSign with acknowledged receipt by the Parties. For the purposes hereof, the addresses and fax numbers of Holder and the Borrower are as set forth on the signature page hereof. Holder and Borrower may change the address, fax number, and email for service by service of written notice, fax notice, or email notice to the other as herein provided as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

Borrower:

NYIAX, Inc.,

900 Easton Avenue,

STE 26-1088, Somerset,

NJ 08873-1760,

Attn:

Holder:

Name:

Address

Attn:

4.3 Definition of Note. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note may not be assigned by the Borrower without the written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys’ fees.

Exhibit B-4

Exhibit B

4.6 Governing Law; Dispute Resolution; Waiver of Jury Trial. This Note shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties hereunder agree that any dispute arising out of or relating to an investment pursuant to this Subscription Agreement or concerning this Subscription Agreement, including but not limited to disputes as to arbitrability and all disputes with the Company, or any employee, agent, representative, officer, director or attorney of the Company, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, at JAMS, in New York County, New York in accordance with the rules and regulations of the American Arbitration Association. Venue of all arbitration shall be JAMS Dispute Resolution Center, New York County, New York. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. The Parties agree to limit their respective testimony at any arbitration hearing to three hours per side. SUBSCRIBER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. SUBSCRIBER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS INVESTMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTES WITH THE COMPANY AND ALL OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

4.7 No Amendment. This Note shall not be amended without the prior written consent of the Holder.

4.8 Registration of Conversion Shares and PIK Shares. If, at any time within eighteen (18) months of the Effective Date, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company of its Common Stock (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), then the Company shall give written notice (each, a “Company Piggy-Back Notice”) of such proposed filing to Holder at least ten (10) days before the anticipated filing date of such registration statement, and such Company Piggy-Back Notice also shall be required to offer to such Holder the opportunity to register such aggregate number of Conversion Shares and/or PIK Shares as the Holder may request. The Holder shall have the right, exercisable for the five (5) days immediately following the giving of a Company Piggy-Back Notice, to request, by written notice (the “Holder Notice”) to the Company, the inclusion of all or any portion of the Conversion Shares and/or PIK Shares of the Holder in such registration statement.

Notwithstanding anything contained to the contrary in this Section 4.8, the Company shall have the absolute right, whether before or after the giving of a Company Piggy-Back Notice or Holder Notice, to determine not to file a registration statement pursuant to which the Holder shall have the right to include its Conversion Shares and/or PIK Shares therein pursuant to this Section 4.8, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Company Piggy- Back Notice, the Company shall give notice of such determination to the Holder and other persons which carry registration rights granted and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation under this Section 4.8 to register any of the Conversion Shares and/or PIK Shares in connection with such registration, and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of the Conversion Shares and PIK Shares pursuant to this Section 4.8 for the same period as the delay in the registration of such other securities.

Exhibit B-5

Exhibit B

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name on the              day of __________, 2024.

NYIAX, Inc. By:	Holder: _____________________________________

Name: ______________________________________	Name: ______________________________________
Title: _______________________________________	Title:________________________________________

Address for Notice to Borrower:	Address for Notice to Holder:_____________________

Email: ______________________________________	Email: _______________________________________

Date: ______________________________________	Date: _______________________________________

Exhibit B-6

Exhibit C

Wire Instructions

Business Name: NYIAX
Bank Name: Capital One
Account #: 374 663 3890

Routing #: 065 000 090 (for ACH and Wires)

Exhibit C-1

Exhibit D

Warrant Certificate No._______

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Effective Date: [ ], 2024	Void After: ___[ ], 2029

NYIAX, INC.

WARRANT TO PURCHASE COMMON STOCK

NYIAX, Inc., a Delaware corporation (the “Company”), for value received on                        , 2024 (the “Effective Date”), hereby issues to                                                                                                      (the “Holder” or “Warrant Holder”) this Warrant (the “Warrant”) to purchase shares (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before five years from final closing (the “Expiration Date”), all subject to the following terms and conditions. This Warrant has been issued to the Holder pursuant to that certain Subscription Agreement dated                                   , 2024 by and between the Company and the Holder (the “Subscription Agreement”).

As used in this Warrant, (i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close; (ii) “Common Stock” means the common stock of the Company, par value $0.001 per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (iii) “Exercise Price” means at two dollars ($2.00) per share of Common Stock , subject to adjustment as provided herein; (iv) “Trading Day” means any day on which the Common Stock is traded (or available for trading) on its principal trading market; and (v) “Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Exhibit D-1

1.	DURATION AND EXERCISE OF WARRANTS

(a)  Exercise Period. The Holder may exercise this Warrant in whole or in part on any Business Day on or before 5:00 P.M., Eastern Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b) Exercise Procedures.

(i) While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A) delivery to the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A.

(B) surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C) payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America.

(ii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b) have been satisfied, as the case may be. On the first Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(c)   Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is submitted in connection with any exercise pursuant to Section 1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 16.

Exhibit D-2

2.	ISSUANCE OF WARRANT SHARES

(a)   The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)   The Company will not, by amendment of its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3.	ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a)   The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3; provided, that notwithstanding the provisions of this Section 3, the Company shall not be required to make any adjustment if and to the extent that such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its commercially best efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3.

(i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, all of the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(A) any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

Exhibit D-3

(B)   additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not affect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least ten (10) calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or closed, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

Exhibit D-4

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c) Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company’s Board of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 3(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

4.	INTENTIONALLY LEFT BLANK

5.	TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES.

(a) Registration of Transfers and Exchanges. Subject to Section 5(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(d) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 5, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 5(c)(ii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

Exhibit D-5

6.	MUTILATED OR MISSING WARRANT CERTIFICATE.

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

7.	PAYMENT OF TAXES.

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

8.	FRACTIONAL WARRANT SHARES.

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

9.	NO STOCK RIGHTS AND LEGEND.

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

Exhibit D-6

Each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

10.	PIGGY-BACK REGISTRATION RIGHTS.

If, at any time within eighteen (18) months of the Effective Date, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company of its Common Stock (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), then the Company shall give written notice (each, a “Company Piggy-Back Notice”) of such proposed filing to Holder at least fifteen (15) days before the anticipated filing date of such registration statement, and such Company Piggy-Back Notice also shall be required to offer to such Holder the opportunity to register such aggregate number of Warrant Shares as the Holder may request. The Holder shall have the right, exercisable for the five (5) days immediately following the giving of a Company Piggy-Back Notice, to request, by written notice (the “Holder Notice”) to the Company, the inclusion of all or any portion of the Warrant Shares of the Holder in such registration statement. For purposes of Section 10 of this Warrant, the filing by the Company of a post-effective amendment to its existing registration statement on Form S-1 shall be deemed to be the filing of a registration statement.

Notwithstanding anything contained to the contrary in this Section 10, the Company shall have the absolute right, whether before or after the giving of a Company Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Holder shall have the right to include its Warrant Shares therein pursuant to this Section 10, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Company Piggy-Back Notice, the Company shall give notice of such determination to the Holder and other persons which carry registration rights granted and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation under this Section 10 to register any of the Warrant Shares in connection with such registration, and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of the Warrant Shares pursuant to this Section 10 for the same period as the delay in the registration of such other securities.

Exhibit D-7

11.	NOTICES.

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven (7) days after the placement of the notice into the mails (first class postage prepaid), to the Holder at the address, facsimile number, or e-mail address furnished by the registered Holder to the Company, or if to the Company, to it at:

NYIAX, Inc.
180 Maiden Lane, , 11th Floor New York, NY 10005
Attention:__________
Email:__________

12.	SEVERABILITY.

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.	BINDING EFFECT.

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

14.	SURVIVAL OF RIGHTS AND DUTIES.

This Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

15.	GOVERNING LAW.

This Warrant will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.

16.	DISPUTE RESOLUTION.

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Exhibit D-8

17.	NOTICES OF RECORD DATE.

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective, and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

18.	RESERVATION OF SHARES.

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

19.	NO THIRD-PARTY RIGHTS.

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[remainder of page intentionally left blank]

Exhibit D-9

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

NYIAX, INC.

By:
Name:
Title:

Exhibit D-10

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To NYIAX, Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ____________________full shares of NYIAX, Inc.’s common stock issuable upon exercise of the Warrant and delivery of $______________(in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; and

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

Name of Holder (print):
(Signature):
(By):
(Title):
Dated:

Exhibit D-11

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED,                                                                       hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):
(Signature):
(By):
(Title):
Dated:

Exhibit D-12

Exhibit E

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before deciding whether to invest in our securities. If any of the possible events described below actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment.

The following is a discussion of the risk factors that we believe are material to us at this time. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, results of operations, financial condition and cash flows.

Risks Related to Our Business

There can be no is no guarantee that the Company will be successful in becoming a Public Company.

We have incurred net losses and experienced net cash outflows from operating activities. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, we may not be able to satisfy repayment requirements on our obligations.

We have historically incurred operating losses, experienced cash outflows from operations and we have accumulated deficit. Our net loss was approximately $8.7 million for the year ended December 31, 2023, $11.1 million for the year ended December 31, 2022, $13.5 million for the year ended December 31, 2021, and $6.2 million for the year ended December 31, 2020. As of December 30, 2023, and December 31, 2022, the Company had negative working capital of approximately $4.6 million and approximately $4.6 million, respectively. The Company has also been historically reliant on sales of debt or equity securities to fund its working capital obligations.

As a result, the Company is of the opinion that it will not have sufficient cash to meet working capital and capital requirements for at least twelve months from the date of this Offering unless it is able to raise additional capital. Management has implemented various efforts to improve liquidity and conserve cash, including the sale of convertible notes and reducing staffing levels. Because we are not yet producing sufficient revenue to sustain our operating costs, we are dependent upon raising capital to continue our business. If we are unable to raise additional capital, increase revenue and reduce operating expenses we may not be able to continue as a going concern.

The effects of the COVID-19 pandemic, including the resulting global economic uncertainty, and measures taken in response to the pandemic, have had, and could in the future have, an adverse impact on our business, financial condition and results of operations.

Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our clients and partners operate, and are significantly impacting economic activity and financial markets. While the COVID-19 pandemic has generally accelerated a move from traditional media to digital media, many marketers have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which we may not be able to accurately predict. As a result, our financial condition and results of operations may be adversely impacted.

Exhibit E-1

Our operations are subject to a range of external factors related to the COVID-19 pandemic that are not within our control. We have taken precautionary measures intended to minimize the risk of the spread of the virus to our employees, partners and clients, and the communities in which we operate. A wide range of governmental restrictions have also been imposed on our employees, clients and partners’ physical movement to limit the spread of COVID-19.

There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, and client service efforts, delay and lengthen our sales cycles, decrease our employees’, clients’, or partners’ productivity, or create operational or other challenges, any of which could harm our business and results of operations.

The economic uncertainty caused by the COVID-19 pandemic has made and may continue to make it difficult for us to forecast revenue and operating results and to make decisions regarding operational cost structures and investments. We have committed, and we plan to continue to commit, resources to grow our business, including technology development, and such investments may not yield anticipated returns, particularly if worldwide business activity continues to be impacted by the COVID-19 pandemic. The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

A recession, depression, or other sustained adverse market events resulting from the spread of COVID-19 could adversely affect our business, results of operations, and financial condition, as well as the value of our common stock. Our customers or potential customers, particularly in industries most impacted by the COVID-19 pandemic including transportation, travel and hospitality, retail, and energy, may reduce their advertising spending or delay their advertising initiatives, which could adversely affect our business, results of operations, and financial condition.

We may also experience curtailed customer demand, reduced customer spend or contract duration, delayed collections, lengthened payment terms, and increased competition due to changes in terms and conditions and pricing of our competitors’ products and services.

Our business is subject to the risk of catastrophic events such as pandemics, earthquakes, flooding, fire, and power outages, and to interruption by man-made problems such as terrorism and wars.

Our business is vulnerable to damage or interruption from pandemics, earthquakes, flooding, fire, power outages, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins, and similar events. In particular, the COVID-19 pandemic, including the reactions of governments, markets, and the general public, may result in a number 10 of adverse consequences for our business, results of operations, and financial condition, many of which are beyond our control. A significant natural disaster could have a material adverse effect on our business, results of operations, and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur.

Exhibit E-2

Our business, financial condition and results of operations may be negatively affected by economic and other consequences from Russia’s military action against Ukraine and the international sanctions imposed in response to that action.

We employ a U.S. based development company, BWSoft Management LLC, (“BWSoft”) with employees around the world, including Russia. In late February 2022, Russia launched a large-scale military attack on Ukraine. In response to the military action by Russia, various countries, including the United States, issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies. The war in Ukraine and related sanctions imposed on Russia could limit our ability to transact with our developer that has employees located in Russia. Currently, BWSoft is not under sanctions. The Company, along with BWSoft carefully monitors regulation initiatives. In the event of future sanctions, BWSoft and NYIAX will react accordingly to provide consistent and safe development services to NYIAX. We are currently reviewing other options for our external development. If our developer were to terminate the employment of these development team members located in Russia, such termination could disrupt or delay the development of incremental features to our platform, increase our costs, or force us to shift development efforts to resources in other geographies that may not possess the same level of cost efficiencies. Additionally, as of the date of this prospectus, there are no import or export control restrictions applicable to our business or our relationship with BWSoft.

Since our formation, we have never been profitable. Our lack of operating history makes it difficult to evaluate our business and prospects and may increase the risks associated with an investment in our Securities.

Since our formation, we have never been profitable. Our lack of operating history makes it difficult to evaluate our business and prospects and there can be no guarantee that we will ever be profitable. Furthermore, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements for our business will not exceed our estimates. In particular, additional capital may be required if our operating costs increase beyond our expectations or we encounter greater costs associated with general and administrative expenses or other costs.

We may not be able to execute our business plan or stay in business without additional or adequate funding.

Our ability to successfully develop our business, generate operating revenues and achieve profitability will depend upon our ability to obtain the necessary or adequate financing to implement our business plan. We will require financing through the issuance of additional debt and/or equity to implement our business plan, including identifying, acquiring and distributing consumer products, building inventory, hiring additional personnel as needed and eventually establishing profitable operations. Such financing may not be forthcoming. As has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including, but not limited to, economic conditions caused by the COVID-19 pandemic. As a result, the cost of raising money in the debt and equity capital markets may increase while the availability of funds from those markets could diminished significantly, even more so for smaller companies like ours. If such conditions and constraints exist, we may not be able to acquire funds either through credit markets or through equity markets and, even if financing is available, it may not be available on terms which we find favorable. Failure to secure funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

Exhibit E-3

Legislation and regulation of online businesses, including privacy and data protection regulations/restrictions, could create unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change our technology platform or business model, which could have a material adverse effect on our business.

Government regulation could increase the costs of doing business online. U.S. and foreign governments have enacted or are considering legislation related to online advertising and we expect to see an increase in legislation and regulation related to advertising online, the use of geo-location data to inform advertising, the collection and use of anonymous Internet user data and unique device identifiers, such as IP address or unique mobile device identifiers, and other data protection and privacy regulation. Recent revelations about bulk online data collection by the National Security Agency, and news articles suggesting that the National Security Agency may gather data from cookies placed by Internet advertisers to deliver interest-based advertising, may further interest governments in legislation regulating data collection by commercial entities, such as advertisers and publishers and technology companies that serve the advertising industry. Such legislation could affect the costs of doing business online and could reduce the demand for our solution or otherwise harm our business, financial condition and results of operations. For example, a wide variety of provincial, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and results of operations. Even the perception of privacy concerns, whether or not valid, could harm our reputation and inhibit adoption of our solution by current and future advertisers and advertising agencies.

Fee pressure may result in a reduction in the fees we are able to charge on our platform, which could have a material adverse effect on our business.

Fee pressure would be any pressure from publishers or advertisers to reduce the percentage that NYIAX would receive due to the downturn of the value of instruments or specific instruments including mismatched pricing. Fee pressures also have to do with the cyclicality of the advertising market, which is dependent upon the spend based on the particular time of the year. Any fee pressure could have a material adverse impact on the Company’s business and results of operations.

Projecting the market’s acceptance of a new price or structure is imperfect and we may price too high or too low, both of which may carry adverse consequences.

If our estimates related to expenditures are inaccurate, our business may fail.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for the next twelve months and beyond. If such estimates are inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business.

Because we rely on third-party blockchain technologies, users of our platform could be subject to blockchain protocol risks.

Reliance upon other third-party blockchain technologies to create our platform subjects us and our customers to the risk of ecosystem malfunction, unintended function, unexpected functioning of, or attack on, the providers’ blockchain protocol, which may cause our platform to malfunction or function in an unexpected manner, including, but not limited to, slowdown or complete cessation in functionality of the platform.

Exhibit E-4

Artificial Intelligence May Have a Risks to the Company’s Operations and Profitability

As Artificial Intelligence (AI) evolves, AI laws, regulations, and standards all may impact the Company’s productivity and profitability as well as have an impact on increased cybersecurity risks and social and ethical challenges from reliance on third-party AI systems. The Company is studying AI and its potential impacts.

We depend on a limited number of customers and the loss of one or more of these customers could have a material adverse effect on our business, financial condition and results of operations.

As of September 30, 2023, two Media Buyers represented 26% and 20% of accounts receivable. As of September 30, 2023, two Media Sellers represented 80% and 10% of accounts payable. For the nine months ended September 30, 2023, two customers represented 47% and 9% of revenue, net.

As of December 31, 2022, two Media Buyer represented for 67% and 20% of accounts receivable.; three Media Sellers represented approximately 51%, 12% and 10% of net revenue, respectively; and two Media Sellers represented of 61% and 8% of accounts payable, respectively.

Due to the concentration of revenues from a limited number of customers, if we do not receive the payments from or if our relationships become impaired with any of these major customers, our revenue, results of operation and financial condition will be negatively impacted.

In addition, we cannot assure that any of our customers in the future will not cease using our products and services, significantly reduce orders or seek price reductions in the future, and any such event could have a material adverse effect on our revenue, profitability, and results of operations.

Our revenue and operating results will be highly dependent on the overall demand for advertising and could fluctuate significantly depending upon various factors, such as seasonal fluctuations and market changes. Factors that affect the amount of advertising spending, such as economic downturns, particularly in the fourth quarter of our fiscal year, will make it difficult to predict our revenue, and could cause our operating results to fall below investors’ expectations and adversely affect our business and financial condition.

Our business depends on the overall demand for advertising and on the economic health of our current and prospective sellers and buyers. If advertisers reduce their overall advertising spending, our revenue and results of operations are directly affected. Many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing, and buyers may spend more in the fourth quarter for budget reasons. As a result, any events that reduce the amount of advertising spending during the fourth quarter or reduce the amount of inventory available to buyers during that period, could have a disproportionate adverse effect on our revenue and operating results for that fiscal year. Economic downturns or instability in political or market conditions generally may cause current or new advertisers to reduce their advertising budgets. Reductions in inventory due to loss of sellers would make our solution less robust and attractive to buyers. Adverse economic conditions and general uncertainty about economic recovery are likely to affect our business prospects.

Exhibit E-5

Uncertainty

regarding economic conditions in the United States and other countries may cause general business conditions in the United States and elsewhere to deteriorate or become volatile, which could cause buyers to delay, decrease or cancel purchases, exposing us to reduced demand for our solution, and increased credit risk on buyer orders. Moreover, any changes in the favorable tax treatment of advertising expenses and the deductibility thereof would likely cause a reduction in advertising demand. In addition, concerns over the sovereign debt situation in certain countries in the European Union as well as continued geopolitical turmoil in many parts of the world have and may continue to put pressure on global economic conditions, which could lead to reduced spending on advertising.

Our revenue, cash flow from operations, operating results and other key operating and financial measures may vary from quarter to quarter due to the seasonal nature of advertiser spending. For example, many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for advertising inventory.

Our revenue can vary greatly from period to period and it is dependent on several factors, including on our business development team and the Media Contracts. Our net revenue decreased sequentially quarter on quarter in 2022 and 2023.

Our business is in the early stage and depends on the overall demand for digital advertising, the economic health of our current and prospective sellers and buyers and the on-boarding of new Media Contracts, which can vary greatly from period to period. The value of each Media Contracts varies dependent upon several factors, including size of the media buy and commission rates. We currently have only a limited number of buyers and sellers on our platform and need to increase the number of Media Contracts in order to increase our revenues.

Revenue is also dependent upon the cumulative effort of business development employees driving revenue relationships to the Company. The Company does not currently have a book of repeatable business and as such revenue is substantially dependent upon business development headcount driving relationships and new transactions.

Obtaining new Media Contracts is dependent on several factors, including on our new business development (sales and representatives) team, which headcount has decreased from eleven on December 31, 2021, to three on March 31, 2023. (On March 31, 2021, the business development headcount was one and revenue for the three-month period ended March 31, 2021, was nil.)

In addition, our revenue from quarter to quarter has decreased for quarters ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, and June 30, 2023, and increased for the quarters ended December 31, 2022

There can be no assurance that we will be able to increase the number of Media Contracts, the value per Media Contract, or our overall revenue. In the event that we are unable to increase the number of Media Contracts and/or the value per Media Contract, on our platform, we will not be able to increase revenues and may be unable to continue in business.

Exhibit E-6

Our business depends substantially on the continuing efforts of our executive officers and key employees, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers and key employees. If one or more of our executive officers and key employees are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. The loss of any of our officers, including the chief executive officer, and key employees could cause our business to be disrupted, and we may incur additional expenses to recruit and retain their replacements.

We may be subject to litigation from time to time during the normal course of business, which may adversely affect our business, financial condition and results of operations.

The Company, Robert Ainbinder, Jr., a director of the Company, are named defendants in a pending case filed in the United States District Court for the Southern District of New York by a group of investors in NYIAX. From time to time in the normal course of business or otherwise, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

A Former Underwriter may continue to claim that the Company owes or will owe the Former Underwriter approximately $1 million for commissions on funds privately raised by the Company during its engagement with the Former Underwriter.

There can be no assurance that the Former Underwriter will not initiate a lawsuit to recover the amounts it claims are owed and any such litigation could impede our ability to complete an Offering and could negatively affect our financial condition. There can be no assurance that the Company will prevail in any lawsuit commences against the Former Underwriter. The Company disputes the amounts owed that have been claimed by the Former Underwriter and further is of the belief that if any commissions are due to the Former Underwriter, they would be significantly less than the amounts claimed by the Former Underwriter. There is a high probability that the Company and the Former Underwriter will end up in litigation over claims by the Former Underwriter against the Company and claims by the Company against the Former Underwriter. Litigation is expensive and time consuming with uncertain outcomes.

If we fail to establish and maintain effective internal controls, our ability to produce accurate financial statements and other disclosures on a timely basis could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is accumulated and communicated to our principal executive and financial officers.

Exhibit E-7

We are also continuing to expand our internal controls over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs, and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC.

We have identified material weaknesses in our internal control over financial reporting in connection with the preparation of our financial statements for the periods ended June 30, 2023, March 31, 2023, and the fiscal years ended December 31, 2022, and 2021, and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate our material weakness or if we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, meet our reporting obligations, or prevent fraud. Failure to comply with requirements to design, implement and maintain effective internal controls or any inability to report and file our financial results accurately and timely could harm our business.

Our Auditors Had Audit Deficiencies That May Cause Difficulties During Our Audits in the Future

In June 2023, our then registered public accounting firm, Marcum LLP, agreed to a settlement with the SEC with respect to certain matters relating to systemic quality control failures and violations of audit standards in connection with audit work for hundreds of special purpose acquisition company (SPAC) clients beginning at the latest in 2020 and continuing through 2022.

The Company believes our audits were carried out professionally and in accordance with generally accepted audit standards. We are actively monitoring the situation and we do not currently believe these settlements will affect the Company or our financial statements.

Risks Related to the Advertising Technology Industry, Market and Competition

The digital advertising market is relatively new, dependent on growth in various digital advertising channels, and vulnerable to adverse public perceptions and increased regulatory responses. If this market develops more slowly or differently than we expect, or if issues encountered by other participants or the industry generally are imputed to or affect us, our business, growth prospects and financial condition would be adversely affected. Our technology could become obsolete and increased competition could adversely affect our business.

Exhibit E-8

The digital advertising market is relatively new, and our solution may not achieve or sustain high levels of demand and market acceptance. While display advertising has been used successfully for many years, marketing via new digital advertising channels, such as mobile and social media and digital video advertising, is not as well established.

The future growth of our business could be constrained by the level of acceptance and expansion of emerging digital advertising channels, as well as the continued use and growth of existing channels, such as digital display advertising, in which our capabilities are more established.

Further, the digital advertising industry is complex, and evolving, and there are relatively few publicly traded companies operating in the business. Consequently, the digital advertising industry may not be as widely followed or understood in the financial markets as more mature industries. Problems experienced by one industry participant (even private companies) or issues affecting a part of the business have the potential to have adverse effects on other participants in the industry or even the entire industry. Emerging understanding of how the digital advertising industry operates has spurred privacy concerns and misgivings about exploitation of consumer information and prompted regulatory responses that limit operational flexibility and impose compliance costs upon industry participants. As a general matter the digital advertising business is relatively new and digital advertising companies and their specific product and service offerings are not well understood.

Any expansion of the market for digital advertising solutions depends on several factors, including social and regulatory acceptance, the growth of the digital advertising market, the growth of social, mobile and video as advertising channels, and the actual or perceived technological viability, quality, cost, performance and value associated with emerging digital advertising solutions. If demand for digital display advertising and adoption of automation does not continue to grow, or if digital advertising solutions or advertising automation do not achieve widespread adoption, or there is a reduction in demand for digital advertising caused by weakening economic conditions, decreases in corporate spending, quality, viewability, malware issues or other issues associated with buyers, advertising channels or inventory, negative perceptions of digital advertising, additional regulatory requirements, or other factors, or if we fail to develop or acquire capabilities to meet the evolving business and regulatory requirements and needs of buyers and sellers of multi-channel advertising, our competitive position will be weakened and our revenue and results of operations could be harmed.

Our future operating results depend on market adoption by both advertisers and publishers, which could take a long period of time or may not happen at all. Any delay or failure to adopt by either Media Buyers or Media Sellers could delay revenue or recognition of revenue.

We operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do. If we do not effectively compete against current and future competitors, our business, results of operations, and financial condition could be harmed.

There are other competitors which have vast access to resources and could have the ability to replicate a similar business model in time or with a highly scalable and financially rigorous transaction platform. Our ability to compete successfully depends on elements both within and outside of our control. We will face significant competition from major global companies as well as smaller companies focused on specific market niches. In addition, companies not currently in direct competition with us may introduce competing products in the future.

Exhibit E-9

Our inability to compete effectively could materially adversely affect our business and results of operations. Products or technologies developed by competitors that are larger and have more substantial research and development budgets, or that are smaller and more targeted in their development efforts, may render our products or technologies obsolete or noncompetitive. We also may be unable to market and sell our products if they are not competitive on the basis of price, quality, technical performance, execution, features, system compatibility, customized design, innovation, availability, delivery timing and/or reliability. If we fail to compete effectively in developing strategic relationships with customers, our sales and revenue may be materially adversely affected. Competitive pressures may limit our ability to transact business, raise prices, and any inability to maintain revenue or raise prices to offset increases in costs could have a significant adverse effect on our gross margin, possibly contributing to a deficit in our gross margin. Reduced sales and lower gross margins (deficits) would materially adversely affect our business and the results of operations.

Technology breaches or failures, including those resulting from a malicious cyber-attack on us or our business partners and service providers, could disrupt or otherwise negatively impact our business.

We will rely on information technology systems, including systems of Nasdaq Technology AB (“Nasdaq”), a wholly owned subsidiary of Nasdaq, Inc., as part of our agreement with Nasdaq to process, transmit, store and protect the electronic information, financial data and proprietary models that are critical to our business. Furthermore, a significant portion of communication between our employees and our business, banking and investment partners depends on information technology and electronic information exchange. Like all companies, our information technology systems and Nasdaq’s are vulnerable to data breaches, interruptions or failures due to events that may be beyond our control, including, but not limited to, natural disasters, theft, terrorist attacks, computer viruses, hackers and general technology failures.

Errors or failures in our software and transaction systems with Nasdaq could adversely affect our operating results and growth prospects. Moreover, errors in debugging or breaks in our system could create a delay in publisher and advertiser adoption, which would have an adverse effect on our business.

We believe that we have established and implemented appropriate security measures, controls and procedures to safeguard our information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems and procedures. Despite these safeguards, disruptions to and breaches of our information technology systems are possible and may negatively impact our business. We have not secured insurance coverage designed to specifically protect us from an economic loss resulting from such events.

Our future success is dependent on Internet technology developments and our ability to adapt to these and other technological changes and to meet evolving industry standards.

Our ability to operate our business is dependent on the development and maintenance of Internet technology as well as our ability to adapt our solutions to changes in Internet technology.

We may encounter difficulties responding to these and other technological changes that could delay our introduction of products and services. The software and tech industries are characterized by rapid technological change and obsolescence, frequent product introduction, and evolving industry standards. Our future success will, to a significant extent, depend on our ability to enhance our existing products, develop and introduce new products, satisfy an expanded range of customer needs, and achieve market acceptance. We may not have sufficient resources to make the necessary investments to develop and implement the technological advances required to operate our business or maintain a competitive position.

Exhibit E-10

Our intellectual property is valuable and integral to our success and competitive position. Any misuse of our intellectual property by others could harm our business, reputation and competitive position.

Our patents, copyrights, trade secrets and designs are valuable and integral to our success and competitive position.

Despite our efforts to protect our intellectual property rights, we cannot assure you that we will be able to adequately protect our proprietary rights through reliance on a combination of patent, copyrights, trade secrets, confidentiality procedures, contractual provisions and technical measures from outside influences. Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal questions. In addition, the laws of various foreign countries may not protect our intellectual property rights to the same extent as laws in the United States. We cannot completely prevent the unauthorized use or infringement of our intellectual property rights, as such prevention is inherently difficult.

We also expect that the more successful we are, the more likely that competitors will try to illegally use our proprietary information and develop products that are like ours, which may infringe on our proprietary rights. In addition, we could potentially lose future trade secret protection for our source code if any unauthorized disclosure of such code occurs.

The loss of future trade secret protection could make it easier for third parties to devise and implement competitive products (and services) more easily. Any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, service revenue, reputation and competitive position could be materially adversely affected.

No proven ability to commercialize our intellectual property.

To date we have generated relatively limited revenues from the exploitation or commercialization of our intellectual property, particularly our patents. In addition, we recently acquired a portfolio of patents and trade secrets from Network Foundation Technologies, LLC (“Nifty”) in exchange for two million (2,000,000) shares of our common stock. To our knowledge, Nifty had not generated any revenue from the commercialization of such portfolio of patents and trade secrets and there can be no assurance that we will realize any commercial benefits or revenue from such patents and/or trade secrets.

The portfolio of patents and trade secrets purchased from Network Foundation Technologies, LLC have a high level of Intellectual Property (“IP”) risk.

All patents are subject to risk factors that may diminish their value.

Before purchasing the portfolio of patents and trade secrets from Network Foundation Technologies, LLC (“Nifty”), the Company retained an independent valuation firm to perform a risk assessment of the portfolio of patents and trade secrets purchased from Nifty. Each patent in the portfolio was read and assessed based on a set of risk criteria (including, but not limited to, IP status, type of infringement, infringement detection, substitutes and market readiness).

Exhibit E-11

The valuation firm applied scores and weights based on the assessment to generate an IP risk adjustment factor and this percentage is applied directly to the net present value of the patents (an IP risk adjustment factor with a lower percentage indicates less risk). The valuation firm determined a possible discount rate range was between twenty five percent (25%) and ninety per cent (90%) (with a lower percentage is better) and the valuation firm applied a risk assessment discount rate of eighty two percent (82%) to patents acquired from Nifty. The valuation firm’s assessment indicated the patents acquired from Nifty have a high level of IP risk, primarily due to the age of the patent portfolio and patent expirations before the end of the licensing term. The valuation firm determined that other factors that lowered the score of the patents acquired from Nifty include: smaller size of the portfolio; infringement detection; and the potential for invent-on-top IP from competitor. To compensate for the high risk, the company is reviewing various plans to update and expand the portfolio with new patent filings. As of the date of this prospectus, the Company has not adopted a plan to expand the portfolio with new patent filings. The cost to update and expand the new patents can be significant and there can be no assurance that we will be successful in updating and expanding the portfolio with new patent filings.

We may be subject to intellectual property rights claims and validity challenges by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Third parties may assert claims of infringement of intellectual property rights in proprietary technology or initiate invalidity proceedings challenging our patents, against us or against our advertisers for which we may be liable or have an indemnification obligation. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from operating our business. We might not have the necessary capital to defend against any potential claims which could adversely affect our business. There can be no assurance that any patents which we may file will be granted by the USPTO and foreign patent offices in the future.

Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and ultimately may not be successful. Furthermore, a successful claimant could secure a judgment, or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, including treble damages if we are found to have willfully infringed such claimant’s patents or copyrights, royalties or other fees. Any of these events could seriously harm our business’ financial condition and results of operations.

Risks Relating to our Technological Relationship with Nasdaq

If the NYIAX/Nasdaq platform does not operate up to technological expectations, we may be adversely affected.

Exhibit E-12

We expect to be dependent on relationships with third parties, particularly our agreements with Nasdaq to successfully commercialize our planned product lines. Our relationship with Nasdaq is critical to our commercial success and any deterioration or termination of this relationship would result in a material adverse effect on our business and could cause us to cease operations.

Publishers and advertisers may not migrate to the NYIAX platform and continue to use other existing platforms in the market. In such a case, the Company will not meet its requisite minimum revenue goals for its agreement with Nasdaq, which could cause the Company to scale down or discontinue its operations.

If the NYIAX/Nasdaq platform does not operate up to technological expectations with respect to functionality and efficiency as compared to its competitors, it is unlikely that publishers and advertisers will continue to use the system thereby adversely affecting the Company’s ability to conduct business and its future operations and financial results.

Our technological relationship with NASDAQ is not an endorsement by NASDAQ of our company, this Offering, the value of the securities being offered, or the success or failure of this Offering.

We have entered into commercial agreements with Nasdaq Technology AB (“NASDAQ”) to build the NYIAX platform. Our commercial relationship with Nasdaq should not be viewed as an endorsement by NASDAQ of our company, this Offering, the value of the securities being offered, the success or failure of this Offering or the approval by NASDAQ of a listing of our Common Stock. Nasdaq has not endorsed our securities or this offering. Investors should not view our relationship or agreement with NASDAQ as anything other than a commercial agreement between two unrelated parties.

Risk Relating to Possible Regulation and Supervision

Interest-based advertising, or the use of data to draw inferences about a user’s interests and deliver relevant advertising to that user, has come under increasing scrutiny by legislative, regulatory, and self-regulatory bodies in the United States and abroad that focus on consumer protection or data privacy. There may be some self-regulatory activities with regard to rules enforcement and market surveillance required by us in order to maintain an orderly market and forestall any external regulation needs.

We do not believe that our current activities and services provided to buyers and sellers of advertising trigger SEC securities regulation or futures/derivatives regulation of the United States Commodity Futures Trading Commission (“CFTC”). If in the future our services and products are expanded to include products and/or services that could trigger regulatory oversight by a market regulator (e.g. CFTC and/or SEC), we will engage with the appropriate regulator in a timely manner to ensure full compliance with applicable statute and regulations. There can be no assurance that we will be able to comply with future regulatory requirements, in which case we could be forced to discontinue applicable operations.

Risks Related to the Offering, Our Securities and the Securities Markets.

Our officers have broad discretion in the use of proceeds.

The executive officers of the Company will have broad discretion in allocating the net proceeds of the Offering, which creates uncertainty for shareholders and could adversely affect the Company’s business, prospects, financial condition and results of operations. You will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

Exhibit E-13

The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed on investments that do not produce income or that lose value.

We have no dividend policy.

The Company does not presently intend to pay cash dividends in the near future, as any earnings must be retained for use in current operations. Investors must not look to an investment in the Company as a source of cash distributions.

There is potential future dilution to our current shareholders’ ownership of the Company.

The Company intends to raise additional capital in the future for working capital and business expansion. As a result, our shareholders will likely experience significant dilution of their ownership in the Company.

RIDER E

There will be restrictions on the transferability of our Common Stock which could impede your ability to sell or transfer the Common Stock.

The securities to be issued will not be registered under the Securities Act of 1933 or any state securities laws in reliance upon exemptions from registration thereunder. Accordingly, in order to establish the availability of these exemptions, the Company will require prospective purchasers of shares to provide detailed information concerning their financial ability and investment acumen and to make certain representations with respect thereto. The failure to qualify for an exemption for the offering and sale of the Units under applicable securities laws could have a material adverse effect on the Company and purchasers of such Units.

Because the securities have not been registered, purchasers will be subject to certain restrictions on transferability. A purchaser must hold his shares indefinitely and may not sell, transfer, pledge or otherwise dispose of them without registration under the Securities Act of 1933 and other applicable laws, or the availability of an exemption from registration, such as the exemption provided by Rule 144 adopted by the SEC. If a purchaser desires to dispose of shares in reliance upon an exemption, he may be required to provide the Company with a legal opinion, in form and substance satisfactory to the Company and its counsel, that registration is not required. Accordingly, you must be willing to bear the economic risk of investment in the shares for an indefinite period of time. .”

There is no prior trading market for our common stock and a trading market does not develop in the foreseeable future.

There has been no market in the Company’s common stock. While the Company plans to list its common stock, there can be no assurance that the security will list o, that an active market ever develops after this Offering, or that investors in the Offering will be able to resell their shares at or above the offering price. Investors who purchase Units in connection with this Offering may experience substantial difficulty in selling such securities. Consequently, the Units offered hereby should be purchased only by investors who have no need for liquidity in their investment and who can hold the Units for an indefinite period of time.

Exhibit E-14

Exhibit F

Overview of Our Business

Our Company

NYIAX is a financial platform technology company founded in 2012 by Carolina Abenante, Mark Grinbaum and Graham Mosley, who formulated the genesis of NYIAX’s business model to bring forth a new era of financial platform technology and financial rigor within the advertising industry. NYIAX’s platform utilizes Nasdaq’s financial framework (“NFF”)1 wherein NYIAX employs smart contracts and blockchain technology as core ledger therefore enabling contract formation, compliance and reconciliation. NYIAX’s proprietary technology brings automation of complex and outdated contract processes to its clients. NYIAX has changed the methodology of how markets are developed, for example, within the advertising ecosystem. NYIAX’s mission is to connect buyers and sellers of inventories such as advertising media through trusted, secure and efficient transactions. The platform is protected through two U.S. patents jointly owned by NYIAX and Nasdaq Technology AB (“Nasdaq”), a wholly owned subsidiary of Nasdaq, Inc. This patented technology creates current and future opportunities for any industry utilizing contracts within the advertising industry.

The Nasdaq Technology Relationship

The NYIAX platform was developed in part based on a joint patent created with Nasdaq, where NYIAX and Nasdaq adapted and extended order book, matcher and discover functionality in order to efficiently scale advertising inventory and audience through leveraging Nasdaq’s marketplace technology.2 NYIAX incorporated Hyperledger Fabric Blockchain3, an enterprise blockchain, as its core ledger for tracking order terms, contract management and contract reconciliation. Nasdaq’s marketplace technology provides financial rigor for clients utilizing NYIAX-created instruments (contract terms, media channels, time period, campaign, etc.) with standardized taxonomies. NYIAX worked in collaboration with Nasdaq to create one of the first advertising contract management exchanges deployed in the cloud and utilizing blockchain technology.4 NYIAX, Inc. and Nasdaq Technology AB’s joint patents titled, “Systems and Methods for Electronic Continuous Trading of Variant Inventories” (Patent No. 10,607,291 and Patent No. 11,410,236) and pending U.S. Patent Application No. 17/854,548 titled, “Systems and Methods for Electronic Continuous Trading of Variant Inventories”.

NYIAX and Nasdaq have entered into several long-term agreements to build and maintain the NYIAX platform to ensure its continued optimal performance. On December 21, 2015, NYIAX entered into a Design Study Agreement with Nasdaq in order to determine and create the adaptations necessary to evolve the financial technology platform into an advertising exchange. On May 17, 2016, NYIAX entered into an IT Services Agreements with Nasdaq for the build and completion of the specification of the Design Study, which included exclusivity to work only with NYIAX until 2021 in the scope of advertising platforms. On December 30, 2020, NYIAX and Nasdaq amended the IT Services Agreement to extend the term of the agreement for an additional ten years to April 5, 2032.

Advertising Industry

Due to the growth of the advertising industry, an extraordinarily complex technology (“ad-tech”) ecosystem was developed and designed to monetize every available, perishable ad5 impression and unit of audience data. However, the ad-tech ecosystem has yet to address direct advertising, guaranteed advertising and agency or advertiser discounted advertising, which for the most part is sold by Media Sellers directly to Media Buyers through non-automated methods. These physical contracts are negotiated, signed, and sent between parties by outdated communication channels such as fax, email, and mail. This is a cumbersome and non-automated process, which is ripe with tracking and reconciliation issues, as well as a loss of data on the contract terms and transactions.

1	NFF, the framework, consists of a single operational core that ties together the deep portfolio of Nasdaq’s proven business functionality across the contract lifecycle, in an open framework whereby exchanges, clearinghouses and central securities depositories can integrate Nasdaq’s business applications with each other, as well as other third-party solutions.
2	Anna Irrera and John McCrank, Nasdaq provides Blockchain tech to new advertising exchange, March 14, 2017.
3	Hyperledger Fabric, an open-source project from the Linux Foundation, is the modular blockchain framework and de facto standard for enterprise blockchain platforms. Hyperledger Fabric is an open, proven, enterprise-grade, distributed ledger platform. It has advanced privacy controls so only the data that is wanted to be shared gets shared among the “permissioned” (known) network participants.
4	“Announcing NYIAX, the World’s First Advertising Contract Exchange”, NYIAX, Inc. and Nasdaq, Inc., https://ir.nasdaq.com/news-releases/news-release-details/announcing-nyiax-worlds-first-advertising-contract-exchange
5	Ad means advertising. Ad and advertising will be used interchangeably in this filing.

Exhibit F-1

A media buyer (“Media Buyer”) is typically an advertiser, advertising agency or intermediary that buys on behalf of an advertiser. A media seller (“Media Seller”) is typically a publisher of content, such as websites, magazines, billboards, connected television, network TV, mobile or desktop applications, other content or any proxy for a content.

The advertising industry has grown significantly in the past twenty years.6 According to eMarketer (a frequently quoted research company which claims to source information from 3,000 sources), the total global advertising spend for 2023 is estimated to be over $601 billion, which is an approximately 9.5% increase over the 2022 spending.7 In April 2023, eMarketer forecasted that U.S. digital ad spending will increase by 7.8% in 2023, and increase at an average growth rate of approximately 10% per year from 2024 to 2027.8 The United States is anticipated to remain the world’s largest advertising market, with U.S. digital ad revenue spending estimated in 2023 to be at $263.89 billion, compared to $244.78 billion in 2022.9

How NYIAX Solves the Problem

NYIAX is a marketplace where advertising inventory, campaigns and audiences can easily be listed and sold through utilization of highly transparent and efficient financial technology. The NYIAX platform provides Media Buyers and Media Sellers a marketplace where advertising or audience campaigns are listed, bought, and sold; thereafter, the contract10 flows directly into the Hyperledger Fabric Blockchain11 for contract management, reconciliation, and automation purposes.

Durable inventory in the advertising industry consists of targeting, terms, and descriptions of the contracts between counterparties on the platform, such as Media Type, Display, Geo/Geography, Payment Date (e.g., Q1 2021). This allows NYIAX to take any complex contract through its contract lifecycle from formation, discovery, negotiation and reconciliation. The NYIAX platform allows NYIAX to form contracts with efficiency, easily scalable and reconcilable through the power of the Nasdaq macher and framework; thereby, enabling the NYIAX platform to provide Media Buyers, Media Sellers, and intermediaries within the advertising ecosystem with the ability to manage the contract compliance for life cycle for the advertising contract.

Our Role in the Industry

NYIAX provides a solution to the advertising marketplace challenges through the creation of a trusted, transparent, efficient, and auditable marketplace and platform where Media Buyers and Media Sellers can discover, negotiate, contract formation, reconcile and bill all in one platform and with use of a dashboard, while ensuring compliance with advertising contracts. We are of the belief that NYIAX is the first to bring this level of automation, efficiency, financial rigor, and auditability to the advertising industry.

6	Digital Ad Spending Poised for Exceptional Growth, Ali Mogharabi, December 11, 2020, Morningstar.
7	Worldwide Ad Spending Update 2023, Ethan Cramer-Flood, May 11, 2023, Insider Intelligence
8	US Ad Spending 2023, Ethan Cramer-Flood, May 5, 2023, Insider Intelligence.
9	Id.
10	Contract, contract creation, or contract formation is a match between two orders: order from the Media Buyer and corresponding order from the Media Seller. Contract, contract creation and contract formation within this filing are used interchangeably.
11	Hyperledger Fabric, an open-source project from the Linux Foundation, is the modular blockchain framework and de facto standard for enterprise blockchain platforms. Intended as a foundation for developing enterprise-grade applications and industry solutions, the open, modular architecture uses plug-and-play components to accommodate a wide range of use cases.

Exhibit F-2

Our platform is a key component connecting Media sellers, Media buyers and intermediaries within the advertising supply chain.

Our Strengths

We believe the strengths stated below provide NYIAX with an advantage in the industry it operates in.

End to End Platform. Our platform enables clients to save time and money on: (i) outdated and manual processes; (ii) discovery and negotiation of deals; and (iii) reconciliation and billing, thereby providing financially rigorous transparency and automation to the contracting process across the media ecosystems.

Technology Innovation. Our use of Nasdaq technology, our patented adaptation to financial buying and selling systems, and our use of other innovative technologies, such as distributed ledgers and smart contracts enables us to interoperate with both the financial markets and other new technologies as they evolve, thereby providing both NYIAX and its customers increased efficiency in automation as digital transformation accelerates.

Two-Sided Market. NYIAX’s unique approach of having a two-sided marketplace enables publishers and agencies to describe, negotiate, and acquire the inventory while enabling and maintaining contract, descriptors and attributes standards. Our approach directly improves upon the current advertising industry’s Private Marketplaces12 and Automated Guaranteed (AG) platforms.13 The current advertising industry models are auctions based on first or second14 price for the inventory, while NYIAX enables dynamic pricing15 which allows buyers and sellers to combine both human intelligence and artificial auction models16, thereby providing a market for both buyers and sellers to transact according to their business requirements.

12	Ross Benes, Ad Spending on Private Marketplaces Will Pass Open Exchanges Next Year, eMarketer, May 8 2019 A Private Marketplace is defined as an auction run by a single publisher or a small group of publishers and open only to select buyers.
13	Cyrus Jabbari, The Ultimate Programmatic Advertising Glossary, January 27, 2020 An automated transaction in the Private Marketplace, where an advertiser buys placements at a fixed price over a fixed period of time. Most similar variant to traditional non-programmatic media buying.
14	Stylianos Despotakis, First-Price Auctions in Online Display Advertising, June 17, 2021.
15	Camille Brégé, Debunking the Myths of B2B Dynamic Pricing, BCG, November 20, 2020.
16	Id at 15

Exhibit F-3

Agnostic and Complimentary Nature. Our Platform is agnostic and complimentary to the current technology partners our clients prefer for delivery, tracking and media types, thereby enabling us to offer service and value to our customers across the ecosystem. For example, we originally developed our platform to work with Ad Contract (meaning digital advertising contracts, including web, application-based, print based and video inventory on display, mobile, television or other ad delivery medium) delivery occurring through the primary publisher and agency ad serving technology, whereas today we also support delivery of media via both direct and indirect delivery platforms via our relationships with Supply or Sell Side Platforms (SSPs, which refer to technology platforms enabling web publishers and digital out-of-home media owners to manage their advertising inventory, fill it with ads, and receive revenue).

NYIAX plans to follow the new industry standards around third-party cookie depreciation by the end of 2023 and how data will be utilized in a compliant manner. We intend to support emerging solutions for campaigns and transactions on the NYIAX platform.

Scale and Growth

We intend to focus on the below areas to enable the growth and scale of the NYIAX platform for its clients and partners.

●	Publisher Supply listing and availability via direct and indirect channels, balanced with agency and advertiser demand needs.

●	Continued expansion and maintenance of the Omni channel demand and supply as distribution evolves to new media types.

●	As demand from the buy side of the market dictates, we will continue to expand internationally. While we are initially focused on the United States, interest from global markets should enable both growth and scale over time.

●	Automation with technology is core to the growth and scale of the business. Reducing costs for us and our clients, also increases productivity and efficiency.

Exhibit F-4